                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               November 17, 1999
--------------------------------------------------------------------------------

               Date of Report (Date of earliest event reported)


                             GENESIS DIRECT, INC.
--------------------------------------------------------------------------------

            (Exact name of registrant as specified in its charter)

Delaware                                0-24173                     22-3449660
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                           Identification)

100 Plaza Drive, Secaucus, New Jersey                                   07094
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code   (201) 867-2800

                   INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.   Other Events
-------   ------------

                 As previously disclosed in its Current Report on Form 8-K dated September 3, 1999, on August 19, 1999, Genesis Direct, Inc. and substantially all of its subsidiaries (collectively, the "Debtors") filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"). The Debtors since their filing for reorganization have continued to operate their businesses and their assets as debtors-in-possession.

     On November 5, 1999, CW Gifts LLC ("Carol Wright"), Genesis Direct, Inc. and Little Genesis, Inc., and Dr. Leonard's Healthcare Corp. ( "Dr. Leonard's") entered into an Asset Purchase Agreement pursuant to which Dr. Leonard's will acquire Carol Wright's customer and mailing lists, catalog artwork, service and trademarks and 800 and 888 phone numbers (the "Carol Wright Assets"). The Agreement with Dr. Leonard's provides for a cash advance to Carol Wright of $4,000,000, the assumption of certain liabilities and the payment of a royalty of 4% on sales by Dr. Leonard's using the "Carol Wright Gifts" name (2% for syndicated sales). The royalty will first be credited against the cash advance and amount of assumed liabilities and then paid to Carol Wright. The sale is subject to a number of conditions, including Dr. Leonard's negotiating with Carol Wright Promotions, Inc., an affiliate of Cox Enterprises, Inc., a license for the use of the Carol Wright name. On November 17, 1999, the Bankruptcy Court entered an order (i) establishing bidding and sale procedures under which other interested parties may submit higher offers than that of Dr. Leonard's to acquire the business and assets of Carol Wright and (ii) scheduling for December 7, 1999 a hearing to approve the sale. Carol Wright is a direct retail catalog marketer of popularly priced housewares, gifts, apparel, collectibles, health and beauty aids, gifts and toys.

     Pursuant to orders of the Bankruptcy Court (the "Auction Orders") entered on November 10 and 17, 1999, respectively, the Debtors have proposed to sell at an auction sale on December 14, 1999 (the "Auction Sale"), the assets and business of the Debtors' Proteam.com and Voyager businesses, including but not limited to, catalogs, trademarks, proprietary databases, website domains, and licenses (the "Proteam.com and Voyager Assets"). The Proteam business is an internet and direct sales catalog retailer of sports licensed merchandise. The Voyager business is an in-flight retail merchandise catalog on both TWA and American Airlines flights. The Debtors have also proposed to sell at the Auction Sale the assets and business of the The Edge Company Catalog, Inc. (the "Edge Assets"). The Edge Company Catalog is a direct catalog retailer of high-tech gifts, tools, knives and other unique products. The Auction Orders establish procedures by which interested parties may submit bids for the acquisition of the Proteam.com and Voyager Assets and the Edge Assets, including among other things, a minimum bid of $10,000,000 for the Proteam.com and Voyager Assets. No minimum bid has been set for the sale of the Edge Assets.

     At the time of its Chapter 11 reorganization filing, the Debtors entered into a $10,000,000 debtor-in-possession revolving credit facility with the CIT Group/Business Credit, Inc. ("CIT"). Pursuant to the terms of such facility the Debtors are required to repay $3,300,000 on or before November 30, 1999. The Debtors and CIT are engaged in negotiations to extend the date by which such repayment is due to permit the Debtors to complete the sales of the Carol Wright Assets, the Proteam.com and Voyager Assets and the Edge Assets, the proceeds from which will be used in part to make such repayment.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      GENESIS DIRECT, INC.
                                                      -------------------------

                                                      (Registrant)

                                                      By /s/ Frederick Larcombe
                                                      -------------------------
                                                      Chief Financial Officer

Date:  November 24, 1999